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                                                                   Exhibit 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 11, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Van Kampen Life Investment Trust-Morgan Stanley Real Estate Securities Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
June 6, 2000